Exhibit 1

HQ/CS/CL.24B/14891

26 July 2012

Sir,

Sub: Un-audited Financial Results for the period ended 30 June 2012.

Pursuant to Clause 41 of the Equity Listing Agreement with Indian Stock Exchanges the following documents are submitted:

a)	Un-audited Financial Results (Provisional, according to Indian GAAP) for the period ended 30 June 2012, which has been approved by the Board of Directors in their meeting, held on 26 July 2012. (Attachment “A”)

b)	The press release in this regard is also attached. (Attachment “B”)

c)	Limited Review Report of the auditors on the unaudited financial results for the quarter ended 30 June 2012 (Attachment “C”).

Thanking you,

Yours faithfully,

For Tata Communications Limited

/s/ Rishabh Aditya

Rishabh Aditya

Dy. Company Secretary & VP

To:

1)	Security Code 500483, The Stock Exchange, Mumbai. Fax No.(22) 2272 2037,39,41

2)	Security Code TATACOMM, The Asst. Manager (Listing), National Stock Exchange of India Limited. Fax Nos.: (22) 2659 8237,238, 347,348

3)	National Securities Depository Ltd. Fax Nos.: 2497 2993.

4)	The Bank of New York. Fax No.2204 4942.

5)	Sharepro Services (India) Pvt. Ltd. Fax No. 2837 5646

6)	Marc H. Iyeki, Director, New York Stock Exchange, Fax No: (212) 656-5071,72

7)	Central Depository Services (India) Limited. Fax: 2267 3199.

Tata Communications Limited

Plot C 21 & C 36 ‘G’ Block BandraKurlaComplex, Mumbai 400098 India

Regd. Office: VSB Mahatma Gandhi Road Fort Mumbai – 400 001 India

Tel 91 22 6657 8765 Fax 91 22 6639 5162 website www.tatacommunications.com

TATA COMMUNICATIONS LIMITED

REGD. OFFICE: VSB, M.G. ROAD, FORT, MUMBAI-400001.

A.	UNAUDITED STANDALONE FINANCIAL RESULTS FOR THE QUARTER ENDED JUNE 30, 2012

( in Lakhs)
Part I
		Standalone
		For the quarter ended			For the year ended March 31
Particulars		June 2012	March 2012	June 2011	2012
		(unaudited)	(unaudited)	(unaudited)	(audited)
1	Income from Operations	108222	110064	94529	409177

2	Expenses
	a. Network and transmission expenses	52360	48513	39660	173650
	b. Employee benefit expense	16865	17362	15102	62224
	c. Depreciation and amortization expenses	18071	19456	16274	70708
	d. Other expense	19980	20450	16467	74506

	e. Total Expenditure (2a to 2d)	107276	105781	87503	381088

3	Profit / (Loss) from Operations before Other Income, Finance costs and Exceptional Items (1 - 2)	946	4283	7026	28089

4	Other Income	18705	5878	4531	17910

5	Profit / (Loss) from Ordinary Activities before Finance costs and Exceptional Items (3 + 4)	19651	10161	11557	45999

6	Finance Cost	3292	4010	5235	19487

7	Profit / (Loss) from Ordinary activities after Finance costs but before Exceptional Items (5 - 6)	16359	6151	6322	26512

8	Exceptional Items	—	—	—	—

9	Profit / (Loss) from Ordinary Activities before Tax (7 - 8)	16359	6151	6322	26512

10	Tax Expense	4947	2331	2144	9378

11	Net Profit / (Loss) from Ordinary Activities after Tax (9 - 10)	11412	3820	4178	17134

( in Lakhs)
Part I
		Standalone
		For the quarter ended			For the year ended March 31
Particulars		June 2012	March 2012	June 2011	2012
		(unaudited)	(unaudited)	(unaudited)	(audited)
12	Extraordinary Items (net of Tax Expense)	—	—	—	—

13	Net Profit/(Loss) for the period (11 - 12)	11412	3820	4178	17134

14	Paid up Equity Share Capital (Face value of 10 per share)	28500	28500	28500	28500
15	Paid up Debt Capital	—	—	—	95083
16	Reserves excluding Revaluation Reserve	—	—	—	664508
17	Debenture Redemption Reserve	—	—	—	146150

18	Earnings Per Share (EPS)	4.00	1.34	1.47	6.01
	Basic and diluted earnings per share before and after Extraordinary Items ( )

Part II
	For the quarter ended			For the year ended March 31
A) Particulars of Shareholding	June 2012	March 2012	June 2011	2012
Aggregate of public shareholding
a. Number of shares	51388457	50411507	48264129	50411507
b. Percentage of shareholding	18.03%	17.69%	16.93%	17.69%
Promoters and Promoter Group Shareholding
a. Pledged / Encumbered
- Number of Shares	10000000	10000000	10000000	10000000
- Percentage of Shares (as a % of the total shareholding of promoters and promoter group)	4.61%	4.61%	4.61%	4.61%
- Percentage of Shares (as a % of the total share capital of the Company)	3.51%	3.51%	3.51%	3.51%
b. Non-encumbered
- Number of Shares	207028873	207028873	207028873	207028873
- Percentage of Shares (as a % of the total shareholding of promoters and promoter group)	95.39%	95.39%	95.39%	95.39%
- Percentage of Shares (as a % of the total share capital of the Company)	72.64%	72.64%	72.64%	72.64%
c. Shares held by custodian and against which Depository Receipts have been issued-
(I) Promoters and promoters group	—	—	—	—
(II) Public	16582670	17559620	19706998	17559620

Particulars	Quarter ended on 30.06.2012
B) Investor complaints
Pending at the beginning of the Quarter	Nil
Received during the quarter	2
Disposed off during the quarter	2
Remaining unresolved at the end of the quarter	Nil

B. UNAUDITED CONSOLIDATED FINANCIAL RESULTS FOR THE QUARTER ENDED JUNE 30, 2012

( in Lakhs)
Part I
		Consolidated
		For the quarter ended			For the year ended March 31
Particulars		June 2012	March 2012	June 2011	2012
		(unaudited)	(unaudited)	(unaudited)	(audited)
1	Income from Operations	410739	396128	325706	1419605

2	Expenses
	a. Network Costs	226813	216099	188016	789361
	b. Employee benefits expense	60039	62873	49130	211991
	c. Depreciation and Amortisation	52901	49278	42042	182004
	d. Other Expenses	70611	68628	55926	239104

	e. Total Expenditure (2a to 2d)	410364	396878	335114	1422460

3	Profit / (Loss) from Operations before Other Income, Finance costs and Exceptional Items (1 - 2)	375	(750)	(9408)	(2855)

4	Other Income	11325	5404	4043	14480

5	Profit / (Loss) from Ordinary Activities before Finance costs and Exceptional Items (3 + 4)	11700	4654	(5365)	11625

6	Finance Costs	20628	18581	20437	83427

7	Profit / (Loss) from Ordinary Activities after Finance costs but before Exceptional Items (5 - 6)	(8928)	(13927)	(25802)	(71802)

8	Exceptional Items	—	—	—	—

9	Profit / (Loss) from Ordinary Activities before Tax (7 - 8)	(8928)	(13927)	(25802)	(71802)

10	Tax Expense	5280	131	2072	6595

11	Net Profit / (Loss) from Ordinary Activities after Tax (9 - 10)	(14208)	(14058)	(27874)	(78397)

12	Extraordinary Items (net of Tax Expense)	—	—	—	—

13	Net Profit / (Loss) for the period (11 - 12)	(14208)	(14058)	(27874)	(78397)

		( in Lakhs)
Part I
		Consolidated
		For the quarter ended			For the year ended March 31
Particulars		June 2012	March 2012	June 2011	2012
		(unaudited)	(unaudited)	(unaudited)	(audited)
14	Share in Profit / (Loss) of Associates	12	92	(541)	(418)

15	Minority Interest	(90)	(12128)	6870	(650)

16	Net Profit / (Loss) after taxes, minority interest and share of profit/(loss) of associates (13+14+15)	(14286)	(26094)	(21545)	(79465)

17	Paid up Equity Share Capital (Face value of 10 per share)	28500	28500	28500	28500

18	Reserves excluding Revaluation Reserve				180343

19	Debenture Redemption Reserve				73075

20	Earnings Per Share (EPS)	(5.01)	(9.16)	(7.56)	(27.88)
	Basic and diluted earnings per share before and after Extraordinary Items ( )

C. Standalone Business Segment Information:

	( in Lakhs)
	Standalone
	For the quarter ended			For the year ended March 31
	June 2012	March 2012	June 2011	2012
Particulars	(unaudited)	(unaudited)	(unaudited)	(audited)
Income from Operations
Global Voice Solutions	32157	34165	29360	127142
Global Data and Managed Services	76065	75899	65169	282035

Total	108222	110064	94529	409177

Segment result
Global Voice Solutions	(3638)	667	2419	8750
Global Data and Managed Services	57531	61007	50754	218981

Total	53893	61674	53173	227731

Less:
(i) Finance Cost	3292	4010	5235	19487
(ii) Other Unallocable Expenses (net)	34242	51513	41616	181732

Profit / (Loss) before Taxes and Exceptional Items	16359	6151	6322	26512

Exceptional Expenses/(Income) (net)	—	—	—	—

Profit / (Loss) before Taxes	16359	6151	6322	26512

Tax Expense	4947	2331	2144	9378

Net Profit / (Loss)	11412	3820	4178	17134

D. Consolidated Business Segment Information:

( in Lakhs)
	Consolidated
	For the quarter ended			For the year ended March 31
Particulars	June 2012	March 2012	June 2011	2012
	(unaudited)	(unaudited)	(unaudited)	(audited)
Income from Operations
Global Voice Solutions	204848	189643	161228	681180
Global Data and Managed Services	159796	161263	126400	564616
South Africa Operations	45860	44704	37735	172378
Others	235	518	343	1431

Total	410739	396128	325706	1419605

Segment result
Global Voice Solutions	35952	33011	25748	117745
Global Data and Managed Services	113773	117906	92428	413917
South Africa Operations	729	(520)	(11033)	(17747)
Others	(369)	(273)	(335)	(1587)

Total	150085	150124	106808	512328

Less:
(i) Finance Costs	20628	18581	20437	83427
(ii) Other Unallocable Expenses (net)	138385	145470	112173	500703

Profit / (Loss) before Taxes and Exceptional Items	(8928)	(13927)	(25802)	(71802)

Exceptional Expenses / (Income) (net)	—	—	—	—

Profit / (Loss) before Taxes	(8928)	(13927)	(25802)	(71802)

Tax Expense	5280	131	2072	6595

Net Profit / (Loss) before Minority Interest and Associate Profit / (Loss)	(14208)	(14058)	(27874)	(78397)

Share in Profit / (Loss) of Associates	12	92	(541)	(418)

Minority Interest	(90)	(12128)	6870	(650)

Net Profit / (Loss) for the period	(14286)	(26094)	(21545)	(79465)

Notes to Segments:

The Company’s reportable business segments are Global Voice Solutions (GVS), Global Data and Managed Services (GDMS), South Africa Operations and others. The composition of the reportable segments is as follows:

GVS includes International and National Long Distance Voice services.

GDMS includes Corporate Data Transmission services, data centers, virtual private network signaling and roaming services, television and other network and managed services.

South Africa Operations are carried out by the Company’s subsidiary Neotel Pty Ltd. and offer wholesale international voice and data transit, enterprise business solution services for the wholesale and corporate market, telephony and data services for retail customers in South Africa.

Others primarily comprise of a Joint venture business.

Revenues and interconnect charges are directly attributable to the segments. Space segment utilization charges, rent of landlines and other network and transmission costs are allocated based on utilization of satellite and landlines. License fee for GVS and GDMS have been allocated based on net adjusted gross revenues from these services. Segment result is segment revenues less segment expenses. Certain costs including depreciation which are not allocable to GVS and GDMS have been classified as “Other Unallocable Expenses (net)”.

Telecommunication services are provided utilizing the Company’s assets which do not generally make a distinction between the types of services. As a result, fixed assets are used interchangeably between segments. In the absence of a meaningful basis to allocate assets and liabilities between segments, no allocation has been made.

Notes:

1.	The above results of the Company for the quarter ended June 30, 2012 have been subjected to a limited review by the statutory auditors, recommended by the audit committee and were taken on record and approved by the Board of Directors at their meeting held on July 26, 2012.

2.	Other Income includes:

a)	Foreign Exchange Fluctuation

( in Lakhs)
	For the quarter ended			For the year ended March 31,
Net foreign exchange (gain)/loss	June 2012	March 2012	June 2011	2012
	(unaudited)	(unaudited)	(unaudited)	(audited)
- Standalone	(148)	(1871)	(1372)	(2696)
- Consolidated	1887	(3783)	(1071)	(3406)

b)	An amount of 11051 lakhs being reversal of a provision made in an earlier year - 2724 lakhs and an interest of 8327 lakhs calculated on Penalty of 11573 lakhs. During the quarter, Department of Telecommunication refunded 22624 lakhs consequent to a favorable order from Telecom Disputes Settlement & Appellate Tribunal.

3.	Figures for the quarter ended March 31, 2012 are the balancing figures between audited figures in respect of the full financial year and published year to date figures up to the third quarter of the relevant financial year.

4.	The previous period’s figures have been regrouped and reclassified wherever necessary to make them comparable with the current period’s figures.

For TATA COMMUNICATIONS LIMITED

/s/ VINOD KUMAR

VINOD KUMAR

MANAGING DIRECTOR &

GROUP CEO

Place    : Mumbai.

Date     : July 26, 2012